EXHIBIT 10.5

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of October 3, 2016 (the “Effective Date”) between RMR Industrials, Inc., a Nevada corporation (“RMRI”), and Central Valley Administrators Inc. (the “Purchaser”), a Nevada corporation, together the sole stockholders of RMR Aggregates, Inc., a Colorado corporation (the “Company”).

WHEREAS, RMRI, the Company and the Purchaser have entered into that certain Note Purchase Agreement dated on or about the Effective Date (as may be amended from time to time, the “Note Purchase Agreement”) and the Company has executed that certain promissory note in favor of the Purchaser in connection therewith (as may be amended from time to time, the “Note,” and together with the Note Purchase Agreement and certain other ancillary agreements defined in the Note Purchase Agreement as the “Loan Documents”); and

WHEREAS, in order to induce Purchaser to enter into the Note Purchase Agreement, RMRI is willing to make certain representations, warranties, covenants and agreements with respect to the shares of $0.0001 par value common stock of the Company (“Company Common Stock”) beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by RMRI and set forth below RMRI’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of the capital stock of the Company issued to RMRI pursuant to Section 3 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.

For purposes of this Agreement, capitalized terms used and not defined in this Agreement shall have the respective meanings ascribed to them in the Note Purchase Agreement.

2.            Agreement to Vote Shares; Irrevocable Proxy.

(a)          RMRI agrees, during any period beginning at such time that an Event of Default under the Loan Documents occurs and ending at such time as such Event of Default has been cured if such Event of Default is permitted to be cured under the Loan Documents and otherwise ending upon the payment of all amounts due Purchaser under or in connection with the Loan Documents (each, a “Period of Default”), that Purchaser shall have the right to vote the Shares, and to cause any holder of record of the Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company pursuant to the sole and absolute discretion of the Purchaser, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which any matters are considered and at every adjournment or postponement thereof. Without limiting the generality of the preceding sentence, RMRI specifically acknowledges and agrees that Purchaser may, in its sole and absolute discretion, vote such Shares (i) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the Company’s timely payment and performance under the Loan Documents, (ii) in favor of a change in the voting rights of any class or series of shares of the capital stock of the Company (including any amendments to the Articles of Incorporation or Bylaws of the Company), (iii) in favor of issuing additional shares of common stock or other classes or series of shares of the capital stock of the Company, (iv) in favor of selling assets of the Company in an amount sufficient to repay outstanding amounts due under the Note, or (v) in favor of the dissolution and liquidation of the Company.

(b)           RMRI hereby appoints Purchaser and any designee of Purchaser, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during any Period of Default with respect to the Shares in accordance with Section 2(a). This proxy and power of attorney is given to secure the performance of the duties of the RMRI under this Agreement. RMRI shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by RMRI shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and by execution of this Agreement, RMRI revokes any and all prior proxies granted by RMRI with respect to the Shares. The power of attorney granted by RMRI herein is a durable power of attorney and shall survive the dissolution or bankruptcy of RMRI. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.            Additional Shares.

RMRI agrees that all shares of the capital stock of the Company that RMRI purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

4.            Termination.

This Agreement shall be effective on the Effective Date and shall terminate upon the earlier of (a) full payment and performance of the obligations of the Company pursuant to the Loan Documents, or (b) the fifteenth annual anniversary of the Effective Date.

5.            Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

6.            Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

7.            Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth in the Note Purchase Agreement.

8.            Miscellaneous.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

(b)          Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the state or federal courts sitting in the County of Clark, the State of Nevada.

(c)          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d)          If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)          Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)          All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)          The obligations of RMRI set forth in this Agreement shall not be effective or binding upon RMRI until after such time as the Loan Documents are executed and delivered by the Company and the Purchaser, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i)          Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that RMRI may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates.

[Signatures follow on a separate page.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

RMRI

RMR INDUSTRIALS, INC.,
a Nevada corporation

By:	/s/ Chad Brownstein
Name: Chad Brownstein
Title: Chief Executive Officer

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement: 80,000

9301 Wilshire Blvd., Suite 312
Beverly Hills, CA 90210
Attn: Chief Executive Officer

PURCHASER

CENTRAL VALLEY ADMINISTRATORS INC.,
a Nevada corporation

By:	/s/Richard Merkin
Name: Richard Merkin
Title: President

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement: 20,000
3115 Ocean Front Walk, Suite 301
Marina del Rey, CA 90292